Exhibit 99.1
news release
For Immediate Release

Employers Holdings, Inc. Reports Fourth Quarter 2021 and Year End Financial Results;
Declares Quarterly Cash Dividend of $0.25 per Share
Company to Host Conference Call on Thursday, February 17, 2022, at 11:00 a.m. Eastern Standard Time
Reno, Nevada – February 16, 2022 – Employers Holdings, Inc. (the “Company”) (NYSE:EIG), a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on select, small businesses engaged in low-to-medium hazard industries, today reported financial results for its fourth quarter and year ended December 31, 2021.
2021 Highlights
•Record number of ending policies in-force 111,350, up 8% year-over-year;
•Net income of $119.3 million, or $4.17 per diluted share;
•Adjusted net income of $67.9 million, or $2.37 per diluted share;
•Net investment income of $72.7 million, down 5% year-over-year;
•Net realized and unrealized gains on investments recorded through the income statement of $54.6 million;
•Gross premiums written of $589.7 million, up 2% year-over-year;
•Net premiums earned of $574.4 million, down 7% year-over-year;
•Favorable prior year loss reserve development of $39.8 million, versus $81.6 million a year ago;
•The Company repurchased 1,099,846 shares of its common stock at an average price of $38.36 per share;
•Book value per share including the Deferred Gain of $47.85, up 4.3% year-over-year including dividends declared.
Fourth Quarter 2021 Highlights
•Net income of $54.8 million, or $1.94 per diluted share;
•Adjusted net income of $29.8 million, or $1.06 per diluted share;
•Net investment income of $17.7 million, down 2% year-over-year;
•Net realized and unrealized gains on investments recorded through the income statement of $25.0 million;
•Gross premiums written of $142.0 million, up 15% year-over-year;
•Net premiums earned of $156.4 million, up 3% year-over-year;
•Favorable prior year loss reserve development of $24.2 million, versus $39.7 million a year ago;
•The Company repurchased 223,562 shares of its common stock at an average price of $39.63 per share.
Management Commentary
Chief Executive Officer, Katherine Antonello, commented, “I am very excited about the progress we made in 2021, particularly over the last several months. Gross premiums written were up 15% year-over-year in both the fourth quarter and the second half of 2021, with submissions, quotes and binds increasing in the quarter. This growth resulted from our appetite expansion efforts within our established low hazard groups, continued strong new business writings, particularly in California, and further audit premium recognition. In addition, written premiums in January have provided a very strong start for us in 2022.
We maintained our current accident year loss and LAE ratio on voluntary business at 63.5%, down from 64.3% for all of 2020. Our indemnity claim frequency has continued to decrease in recent periods while indemnity claim severity remains moderate. During the fourth quarter, we recognized $24.2 million of net favorable prior year loss reserve development primarily related to favorable loss cost trends in accident year 2017 and prior. Additionally, our underwriting and administrative expenses of $39.2 million were down 10% from a year ago, primarily driven by targeted expense savings in compensation and professional fees.

As a result of the growth in written premium and reduction in expenses that we have achieved in recent quarters, we began 2022 with a significantly lower expense ratio”.
Ms. Antonello continued, "Our Cerity operating segment, which offers direct-to-consumer digital workers' compensation insurance solutions, continues to successfully grow its business within its targeted low-hazard groups. Cerity’s written premium increased to more than $1.5 million in 2021, from just $0.3 million in 2020, and is off to a very strong start in 2022. We are confident that Cerity’s unique online experience will attract an untapped segment of our target market, and we expect increased momentum through strategic opportunities and partnerships that are currently being developed”.
Summary of Consolidated Fourth Quarter 2021 Operating Results
(All comparisons vs. fourth quarter 2020, unless noted otherwise).
Gross premiums written were $142.0 million, an increase of 15%. The increase was primarily due to higher new business writings, particularly in California, and an increase in final audit premiums. Net earned premiums were $156.4 million, an increase of 3% year-over-year.
Losses and loss adjustment expenses were $70.7 million, an increase of 48%. The increase was primarily due to higher earned premium and lower favorable prior accident year loss reserve development. The Company recognized $24.2 million of favorable prior accident year loss reserve development during the quarter versus $39.7 million of favorable prior accident year loss reserve development a year ago.
Commission expenses were $21.4 million, an increase of 13%. The increase was primarily due to higher earned premiums and increased commissions on new business writings.
Underwriting and general and administrative expenses were $39.2 million, a decrease of 10%. The decrease resulted from targeted expense savings and employee reductions and departures, which reduced our fixed expenses such as compensation and professional fees, as well as reductions in assessments.
Net investment income was $17.7 million, a decrease of 2%. The decrease was primarily due to lower average yields on our fixed maturity investments.
Income tax expense was $13.6 million (19.9% effective rate) versus $16.4 million (20.4% effective rate). The effective rates in each period included income tax benefits and exclusions associated with tax-advantaged investment income, LPT adjustments, and deferred gain amortization.
The Company’s book value per share of $43.73 and book value per share including the Deferred Gain of $47.85 increased by 5.3% and 4.3% during 2021, respectively, each computed after taking into account dividends declared. These measures were adversely impacted by $51.3 million of after-tax unrealized losses arising from fixed maturity securities (which are reflected on the balance sheet), partially offset by $39.9 million of net after tax unrealized gains arising from equity securities and other investments (which are reflected on the income statement).
Summary of Fourth Quarter 2021 Results by Segment
(see page 16 of the Financial Supplement for a description of our reportable segments. All comparisons are vs. fourth quarter 2020, unless noted otherwise).
Employers Segment
The Employers segment reported net income before income taxes of $69.7 million versus $83.4 million.
Highlights included the following:
–Underwriting income of $27.5 million versus $45.2 million;
–Calendar year combined ratio of 82.4% versus 70.2%;
–Current accident year loss and LAE ratio of 64.2% versus 60.8%;
–Favorable prior year loss reserve development of 15.6 percentage points versus 26.2 percentage points;
–Commission expense ratio of 13.7% versus 12.5%;
–Underwriting expense ratio of 20.1% versus 23.1%;
–Net investment income of $16.7 million versus $17.2 million; and
–Net realized and unrealized gains on investments of $24.8 million versus $20.8 million.
Cerity Segment
The Cerity segment reported a net loss before income tax of $2.4 million versus $3.6 million.
Highlights included the following:

–Underwriting loss of $3.2 million versus $4.6 million;
–Premiums written of $0.5 million versus $0.2 million;
–Consistent current accident year loss and LAE ratios to that of the Employers segment; and
–Net investment income and net unrealized investment gains of $0.8 million versus $1.1 million.
Corporate and Other
Corporate and Other activities reported net income before income taxes of $1.1 million versus $0.6 million. Highlights included the following:
–LPT amortization, which served to reduce losses and LAE, of $5.4 million versus $4.5 million;
–Net investment income of $0.3 million versus $0.2 million; and
–General and administrative expenses of $4.6 million versus $3.8 million.
Share Repurchases and First Quarter 2022 Dividend Declarations
During the fourth quarter of 2021, the Company repurchased 223,562 shares of its common stock at an average price of $39.63 per share. During the period from January 1, 2022 through February 15, 2022, the Company repurchased a further 88,991 shares of its common stock at an average price of $38.33 per share. The Company currently has a remaining share repurchase authorization of $24.5 million.
On February 15, 2022, the Board of Directors declared a first quarter 2022 dividend of $0.25 per share. The dividend is payable on March 15, 2022 to stockholders of record as of March 1, 2022.
Earnings Conference Call and Webcast / Availability of Financial Supplement and Investor Presentation
The Company will host a conference call on Thursday, February 17, 2022 at 11:00 a.m. Eastern Standard Time / 8:00 a.m. Pacific Standard Time.
To participate in the live conference call by telephone, dial +1 (888) 364-8443 or +1 (484) 747-6630 and use the conference call access code 9194478.
The webcast will be accessible on the Company’s website at www.employers.com through the “Investors” link. An archived version of the webcast will remain on the Company’s web site for up to seven days following the live webcast. To listen to a recording of the call by telephone, dial +1 (855) 859-2056 or +1 (404) 537-3406 and use the conference call access code 9194478.
Reconciliation of Non-GAAP Financial Measures to GAAP
The information in this press release should be read in conjunction with the Financial Supplement that is attached to this press release and available on our website.
Within this earnings release we present various financial measures, some of which are “non-GAAP financial measures” as defined in Regulation G pursuant to Section 401 of the Sarbanes - Oxley Act of 2002. A description of these non-GAAP financial measures, as well as a reconciliation of such non-GAAP measures to our most directly comparable GAAP financial measures is included in the attached Financial Supplement. Management believes that these non-GAAP measures are important to the Company's investors, analysts and other interested parties who benefit from having an objective and consistent basis for comparison with other companies within our industry. Management further believes that these measures are more relevant than comparable GAAP measures in evaluating our financial performance.
Forward-Looking Statements
In this press release, the Company and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections of, among other things, the Company's future performance, including the effects of the Coronavirus (COVID-19) pandemic, business growth, retention rates, loss costs, claim trends and the impact of key business initiatives, future technologies and planned investments. Certain of these statements may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often identified by words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue,” or other comparable terminology and their negatives. The Company and its management caution investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in the Company’s future performance. Factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements include, among other things, those discussed or identified from time to time in the Company’s public filings with the SEC, including the risks detailed in the Company's Quarterly Reports on Form 10-Q and the Company's Annual Reports on Form 10-K. Except as

required by applicable securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Filings with the SEC
The Company’s filings with the SEC and its quarterly investor presentations can be accessed through the “Investors” link on the Company's website, www.employers.com. The Company’s filings with the SEC can also be accessed through the SEC's EDGAR Database at www.sec.gov (EDGAR CIK No. 0001379041).
About Employers Holdings, Inc.
EMPLOYERS® and America’s small business insurance specialist® are registered trademarks of EIG Services, Inc. Employers Holdings, Inc. is a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on select, small businesses engaged in low-to-medium hazard industries. The Company operates throughout the United States, with the exception of four states that are served exclusively by their state funds. Insurance is offered through Employers Insurance Company of Nevada, Employers Compensation Insurance Company, Employers Preferred Insurance Company, Employers Assurance Company and Cerity Insurance Company, all rated A- (Excellent) by the A.M. Best Company. Not all companies do business in all jurisdictions. See www.employers.com and www.cerity.com for coverage availability.
Contact Information
Company Contact:
Mike Paquette (775) 327-2562 or mpaquette@employers.com

Investor Relations Contact:
Karin Daly, The Equity Group Inc. (212) 836-9632 or kdaly@equityny.com